SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 23, 2004

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804

(Address of principal executive officers) (Zip Code)

Registrant’s telephone number, including area code: 260-459-3553

(Former name or former address, if changed since last report)
Not Applicable

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  Tracy L. Shellabarger has resigned his position as Chief Financial Officer of the Company, having informed the Company that he wishes to effect a break in his full-time employment in order to pursue certain other business interests and to spend some additional time with his two young children.

Mr. Shellabarger’s decision was based upon personal considerations and is unrelated in any manner to any past, present or contemplated accounting or finance issue or to any disagreement over accounting treatment or policy.  He has agreed to assist the Company in order to affect a smooth transition to a new chief financial officer, which the Company expects to announce in due course.

Theresa E. Wagler, the Company’s Assistant Secretary and Chief Accounting Officer, has been named as Acting Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Keith E. Busse
______________________
Date: August 23, 2004	By:	Keith E. Busse
Title: President